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                                                                    Exhibit 23.1
                                                                   Tiffany & Co.
                                                             Report on Form 10-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-132947, 333-43978, 333-85195, 333-85197, 333-85199, 333-85201, 033-54847, 333-111258,
333-67723, and 333-67725) of Tiffany & Co. and Subsidiaries of our report dated March 29, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 29, 2007